Exhibit 23

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-128349) of First Advantage Corporation of our report dated June 24, 2008 relating to the financial statements of the First Advantage Corporation 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida

June 24, 2008